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As filed with the Securities and Exchange Commission on October 25, 2004.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOUNDATION COAL HOLDINGS, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	42-1638663 (I.R.S. Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland (Address of Principal Executive Offices)	21090-2227 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-118427 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1:    Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $.01 per share (the "Common Stock"), of Foundation Coal Holdings, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-118427) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Prospectus"). The description of the Common Stock contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

Item 2:    Exhibits.

        None.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOUNDATION COAL HOLDINGS, INC.
Date: October 7, 2004	By:	/s/ FRANK J. WOOD Name: Frank J. Wood Title: Chief Financial Officer

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  Item 1: Description of Registrant's Securities to be Registered.
  Item 2: Exhibits .
SIGNATURE